UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):          October 1, 2007
Asset Acceptance Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren, Michigan		48093

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		586-939-9600
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(e) — Change in Compensation — Chief Financial Officer and Chief Operating Officer
On October 1, 2007, the Company’s Compensation Committee approved for Mark A. Redman, Senior Vice President and Chief Financial Officer (i) an increase to his base salary from $275,000 to $300,000 and (ii) an increase in his annual target bonus percentage under the Incentive Plan from 50% to 80% of his base salary with a potential maximum bonus percentage that was increased from 75% to 120% of his base salary. Both the base salary and bonus increases are effective as of October 1, 2007, with the increased base salary amount being used to calculate the bonus for 2007.
On October 1, 2007, the Company’s Compensation Committee approved for Rion B. Needs, Senior Vice President and Chief Operating Officer (i) an increase to his base salary from $320,000 to $350,000 and (ii) an increase in his annual target bonus percentage under the Incentive Plan from 60% to 80% of his base salary with a potential maximum bonus percentage that was increased from 90% to 120% of his base salary. Both the base salary and bonus increases are effective as of October 1, 2007, with the increased base salary amount being used to calculate the bonus for 2007.
The amount of any target bonus to be paid to Messrs. Redman and Needs is subject to the Company achieving certain levels of earnings before interest, taxes, depreciation and amortization as defined in the Incentive Plan and their achievement of certain personal objectives that were determined by the Company’s CEO and the parties.
In addition, the Company’s Compensation Committee approved an award to Mr. Needs, to be made in the fourth quarter of 2007, of restricted stock units representing the contingent right to receive 56,135 shares of common stock, which will vest 25% on August 7, 2008, 2009, 2010 and 2011, respectively.
Separately, in lieu of Mr. Needs receiving a stock option for 125,000 shares of comment stock as stated under Item 5.02 of the Form 8-K filed by the Company on July 20, 2007, the Company's Compensation Committee, on August 7, 2007, granted Mr. Needs the following:
•	An option to purchase 62,500 shares of the common stock which vests 25% on August 7, 2008, 2009, 2010 and 2011, respectively; and
•	restricted stock units representing the contingent right to receive 31,250 shares of common stock, which stock will not vest until the earlier of (i) the filing date of the Company’s Form 10-Q for the quarterly period ending June 30, 2011 or (ii) August 15, 2011, at which time the stock will vest in varying amounts of shares (from 0% to 100%) based on the Company’s achievement of specified earnings per share goals, provided that, Mr. Needs’ Continuous Service (as defined in the Incentive Plan) as an employee of the Company has not ended before the vesting date and the applicable performance-based criteria have been satisfied.
The above descriptions of the Incentive Plan are subject to, and qualified in their entirety by, the 2007 Incentive Compensation Plan for Management which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 16, 2007 and incorporated herein by reference to this Item 5.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
October 9, 2007	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer